United States Natural Gas Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$185,027,777
Unrealized Gain (Loss) on Market Value of Futures	(48,753,590)
Interest Income	221,292
ETF Transaction Fees	37,000
Total Income (Loss)	$136,532,479

Expenses
Investment Advisory Fee	$775,850
Brokerage Commissions	828,853
Tax Reporting Fees	321,005
NYMEX License Fee	33,393
Audit Fees	13,589
SEC & FINRA Registration Expense	12,927
Non-interested Directors' Fees and Expenses	9,210
Legal Fees	5,842
Prepaid Insurance Expense	1,923
Total Expenses	$2,002,592
Net Gain (Loss)	$134,529,887

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/09	$1,178,556,468
Additions (86,800,000 Units)	1,278,217,912
Withdrawals (17,700,000 Units)	(291,268,434)
Net Gain (Loss)	134,529,887

Net Asset Value End of Period	$2,300,035,833
Net Asset Value Per Unit (159,000,000 Units)	$14.47

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502